[Latham & Watkins Letterhead]

                                 July 31, 1996

MobileMedia Corporation
65 Challenger Road
Ridgefield Park, New Jersey  07660

Ladies and Gentlemen:

     At your request we have examined the Registration Statement on Form S-8 (the"Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1993, as amended, of 1,400,000 additional shares (the "Shares") of Class A common stock, $.001 par value, of MobileMedia Corporation (the "Company") issuable upon exercise of options granted under the Company's 1993 Stock Option Plan, as amended (the "1993 Plan").

     We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance thereon, it is our opinion that upon the exercise of options granted pursuant to the 1993 Plan and the issuance and sale of the Shares, each in the manner contemplated by the 1993 Plan and the Registration Statement and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the 1993 Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         s\Latham & Watkins
                                         LATHAM & WATKINS


                                    Exhibit 5